EXHIBIT 24



                                  POWER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS that the undersigned, INGERSOLL-RAND COMPANY, a New Jersey corporation (the "Corporation"), and each of the undersigned directors and officers of the Corporation, hereby constitute and appoint James
          E. Perrella, Thomas F. McBride and Patricia Nachtigal, and each of them severally, the undersigned's true and lawful attorneys and agents, with power to act with or without the others and with full power of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys and agents and each of them may deem necessary or desirable to enable the Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under such Act of up to 6,100,000 shares of Common Stock, par value $2 per share, of the Corporation issuable pursuant to the Corporation's Incentive Stock Plan of 1995 and the Ingersoll-Dresser Pump Company Phantom Stock Option Plan, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of the Corporation and the name of the undersigned, individually and in his or her capacity as a director or officer of the Corporation, to one or more Registration Statements on Form S-8 to be filed with the Securities and Exchange Commission with respect to said securities, to any and all amendments, including post-effective amendments, to such Registration Statements, and to any and all instruments or documents filed as a part of or in connection with such Registration Statements and amendments; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents and each of them do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF each of the undersigned has subscribed these presents this 7th day of June, 1995.

          INGERSOLL-RAND COMPANY

          By:  /s/ James E. Perrella       /s/ Alexander H. Massad
               James E. Perrella           Alexander H. Massad
               Chairman, President and     Director
               Chief Executive Officer

               /s/ Donald J. Bainton       /s/ James E. Perrella
               Donald J. Bainton           James E. Perrella
               Director                    Chairman, President and
                                           Chief Executive Officer

               /s/ Theodore H. Black       /s/ John E. Phipps
               Theodore H. Black           John E. Phipps
               Director                    Director

               /s/ Brendan T. Byrne        /s/ Cedric E. Ritchie
               Brendan T. Byrne            Cedric E. Ritchie
               Director                    Director

               /s/ Joseph P. Flannery      /s/ Orin R. Smith
               Joseph P. Flannery          Orin R. Smith
               Director                    Director

               /s/ Constance Horner        /s/ Richard J. Swift
               Constance Horner            Richard J. Swift
               Director                    Director

               /s/ H. William Lichtenberger
               H. William Lichtenberger
               Director

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